EXHIBIT 3.1.27

A0602458 FILED
In the office of the Secretary of State
of the State of California
Sep 27 2003

THE CORRECT NAME OF RECORD FOR THE ( 1658310
CALIFORNIA CORPORATION IS
INTERWORKS COMPUTER PRODUCTS

See Secretary of State’s
records for exact entity name.

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER is entered into between VIKING COMPONENTS INCORPORATED, a California corporation (herein the “Surviving Corporation”), and INTERWORKS COMPUTER PRODUCTS, INC., a California corporation (herein the “Merging Corporation”).

1.             Merging Corporation shall be merged with and into the Surviving Corporation.

2.             The outstanding shares of the Merging Corporation shall be canceled without consideration.

3.             The outstanding shares of the Surviving Corporation shall remain outstanding and are not affected by the merger.

4.             The Merging Corporation shall from time to time, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.             The effect of the merger is as prescribed by law and the effective date of the merger shall be September 27, 2003.

-SIGNATURES ON FOLLOWING PAGE-

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 24th day of September, 2003.

VIKING COMPONENTS INCORPORATED

By:	/s/ Randy Furr
Randy Furr. President

By:	/s/ Steven H. Jackman
Steven H. Jackman, Secretary

INTERWORKS COMPUTER PRODUCTS, INC.

By:	/s/ Randy Furr
Randy Furr. President

By:	/s/ Steven H. Jackman, Secretary
Steven H. Jackman, Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

We, the undersigned, Randy Furr and Steven H. Jackman, do hereby certify that:

1.                                       We are the President and the Secretary, respectively, of VIKING COMPONENTS INCORPORATED, a California corporation.

2.                                       The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation.

3.                                       The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation.

4.                                       There is only one class of shares and the number of shares outstanding is 170,000,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: September 24, 2003.

/s/ Randy Furr
Randy Furr, President

/s/ Steven H. Jackman
/s/ Steven H. Jackman, Secretary

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER

We, the undersigned, Randy Furr and Steven H. Jackman, do hereby certify that:

1.                                       We are the President and the Secretary, respectively, of INTERWORKS COMPUTER PRODUCTS, INC., a California corporation.

2.                                       The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation.

3.                                       The shareholder approval was by the holders of 100% of the outstanding shares of the Corporation.

4.                                       There is only one class of shares and the number of shares outstanding is 1,000.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: September 24, 2003.

/s/ Randy Furr
Randy Furr, President

/s/ Steven H. Jackman
/s/ Steven H. Jackman, Secretary